Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Outlines Growth Opportunities at Analyst & Investor Meeting

Provides 2015 Outlook

COLORADO SPRINGS, Colo., December 4, 2014 - The Spectranetics Corporation (Nasdaq:SPNC) will provide an overview of several transformative growth drivers within its Vascular Intervention and Lead Management businesses during its Analyst & Investor meeting today in New York City. The company is also providing its financial outlook for 2015.

"I am proud of our recent accomplishments, which put us in an excellent position to capitalize on some of the most exciting growth opportunities in the markets we serve. We achieved the in-stent restenosis indication, acquired an innovative product platform with AngioScore, for the first time entered the market for mechanical lead management tools and announced the pending acquisition of the Stellarex drug coated balloon platform from Covidien LP,” said Scott Drake, President and CEO of Spectranetics. “These milestone achievements will drive accelerating revenue growth in 2015 and position us for meaningful operating leverage over time.”

During the meeting, the Spectranetics management team will outline its plans to address the in-stent restenosis (ISR) opportunity, which is an estimated $350 million market in the United States. Spectranetics is targeting approximately $15 to $20 million of ISR-related revenue in 2015 and market share of at least 20% in approximately three years. Spectranetics will also be discussing the pending Stellarex™ acquisition, which expands the company’s Vascular Intervention portfolio of solutions into the projected $700 million to $1 billion drug coated balloon segment. In Lead Management, several initiatives are underway to further develop the lead management segment, including infection awareness, global launch of the recently introduced mechanical lead extraction tools, and other programs targeted at unlocking this $700 million market opportunity.

2015 Outlook
Spectranetics' management will present the company's financial guidance for 2015 at the meeting. Because the Stellarex acquisition has not yet closed, its financial impact is excluded from guidance. The transaction is expected to close in early 2015.

Revenue is projected to be in the range of $258 million to $265 million, an increase of 28% to 30% over the company’s 2014 outlook of $202.0 million to $203.5 million. The 2015 projected revenue includes reduced revenue in the range of $1.5 million to $2.0 million, or approximately 1%, due to the declining exchange rate of euros in relation to U.S. dollars.

•
Vascular Intervention revenue growth is anticipated to be in the range of 41% to 46%. This includes AngioSculpt revenue of $62 million to $66 million and ISR revenue of approximately $15 million to $20 million.

•	Lead Management revenue growth is estimated in the range of 11% to 12%.

Net loss, Non-GAAP Net loss and Adjusted EBITDA outlook all reflect improving trends compared with previously provided 2014 outlook. Net loss is projected to be in the range of $28.0 million to $32.0 million, or $0.66 to $0.75 per share. Non-GAAP net loss is projected to be in the range of $4.3 million to $8.3 million, or $0.10 to $0.20 per share. Adjusted EBITDA is anticipated to be in the range of $12.3 million to $16.3 million. Non-GAAP net loss and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” later in this release. Additional details supporting our 2015 outlook are provided below:

•	Gross margin is expected to increase by 50 to 100 basis points in 2015. Gross margin guidance for 2014 is 74.5% to 75%.

•
Research, development and other technology expenses are expected to be approximately 15.5% to 16.0% of revenue, an increase over 2014 guidance of 14.5%, based on continued product development and clinical trial investments.

Financial Impact of Stellarex™ acquisition to Spectranetics
As previously described, the financial impact of the pending Stellarex acquisition is not included in the company’s 2015 Outlook. The acquisition of the Stellarex drug-coated balloon (DCB) platform is expected to close in early 2015.

Consistent with previous disclosures, Spectranetics expects the acquisition of the Stellarex DCB platform will provide a revenue growth catalyst beginning in 2015, and has the potential to contribute at least $100 million of revenue within two to three years of commercialization in the United States. The investment required to capitalize on this opportunity will lead to estimated 2015 dilution of $28.0 million to $32.0 million, or $0.66 to $0.75 per share, driven primarily by research and development costs associated with the ongoing Stellarex clinical trial program. The company anticipates the transaction to be accretive to adjusted operating income, excluding special items, in the first full year following U.S. commercialization.

Webcast
All interested parties are invited to listen to the live webcast beginning at 8 a.m. (Eastern Standard Time) on December 4, 2014 at http://www.spectranetics.com. An archived presentation of the webcast will be available on the company’s website for 30 days.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The company's products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

In June 2014, Spectranetics acquired AngioScore Inc., a leading developer, manufacturer and marketer of cardiovascular, specialty balloons.

The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee as well as the AngioSculpt® scoring balloon used in both peripheral and coronary procedures. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

About the Stellarex DCB Platform
The Stellarex DCB platform is designed to treat peripheral arterial disease. On November 2, 2014, the company announced it entered into a definitive agreement under which it will purchase the Stellarex DCB platform from Covidien LP. Stellarex uses EnduraCoat™ technology, a durable, uniform coating designed to prevent drug loss during transit and facilitate controlled, efficient drug delivery to the treatment site. The Stellarex DCB platform currently is not approved for sale in any market.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and strength and the reasons for that growth, growth rates, strength, integration and product launches, and 2014, 2015 and further outlook including projected revenue, gross margin, research and development costs, net loss and Adjusted EBITDA. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2013 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended June 30, 2014. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” below. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

Reconciliation of 2015 Projected Net Loss to Non-GAAP Projected Net Loss (in millions) (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2015	December 31, 2015
Net loss, GAAP	$(32.0)	$(28.0)
Acquisition-related integration costs (1)	7.0	7.0
Acquisition-related amortization & contingent consideration expense (2)	16.7	16.7
Non-GAAP net loss	$(8.3)	$(4.3)

Reconciliation of 2015 Projected Net Loss Per Share to Non-GAAP Projected Net Loss Per Share (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2015	December 31, 2015
Net loss per share, GAAP	$(0.75)	$(0.66)
Acquisition-related integration costs (1)	0.16	0.16
Acquisition-related amortization & contingent consideration expense (2)	0.39	0.39
Non-GAAP net loss per share (3)	$(0.20)	$(0.10)

THE SPECTRANETICS CORPORATION
Reconciliation of 2015 Projected Net Loss to Adjusted EBITDA (in millions) (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2015	December 31, 2015
Net loss, GAAP	$(32.0)	$(28.0)
Income tax expense	1.0	1.0
Interest expense, net	7.0	7.0
Depreciation and amortization	12.6	12.6
Acquisition-related integration costs (1)	7.0	7.0
Acquisition-related amortization & contingent consideration expense (2)	16.7	16.7
Adjusted EBITDA	$12.3	$16.3

__________________

1)
Acquisition-related integration costs are related to the AngioScore acquisition, which closed on June 30, 2014, and primarily include severance and retention costs of approximately $2.1 million. In addition, these costs include legal fees associated with a patent-related matter in which AngioScore is the plaintiff of approximately $4.9 million.

2)
Acquisition-related intangible asset amortization relates to intangible assets acquired in the AngioScore acquisition in June 2014 and intangible assets acquired from Upstream Peripheral Technologies Ltd. (“Upstream”), and amortization of acquired inventory step-up related to the inventory acquired in the AngioScore acquisition. Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to future amounts payable to former AngioScore stockholders primarily based on sales of the AngioScore products and achievement of product development milestones, and to Upstream, primarily based on sales of the products acquired.

3)	Per share amounts may not add due to rounding.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period on a comparable basis and in relation to our competitors’ operating results. In general, the income or expenses that are excluded from non-GAAP financial measures are intended to enhance the comparability of results between periods and are non-cash costs or non-recurring costs.

We believe presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some limitations associated with using these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect costs to us not reflected in Adjusted EBITDA.

•
Items such as acquisition-related integration costs and contingent consideration expense excluded from Adjusted EBITDA and Non-GAAP Net Loss can have a material impact on cash flows and GAAP net income and reflect economic costs to us not reflected in Adjusted EBITDA.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

  # # #